UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   December 29, 2011

PSM Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-151807	90-0332127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1112 N. Main Street, Roswell, NM	88201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (575) 624-4170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2011, our 2002 Stock Option/Stock Issuance Plan expired. As of the expiration date we had 400,000 unvested restricted shares and no options outstanding.  The unvested stock issuances outstanding at that time will continue to have full force and effect in accordance with the provisions of the documents evidencing such issuances.  We had 3,250,000 shares of common stock authorized under the plan, of which 3,111,194 total shares were issued through December 31, 2011.  The remaining 138,806 shares are no longer reserved for issuance under the plan.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On December 29, 2011, the change of domicile from the State of Nevada to the State of Delaware became effective in accordance with Articles of Merger filed with the State of Nevada and a Certificate of Merger filed with the State of Delaware.

Copies of the Certificate of Incorporation and bylaws of the Delaware corporation, the Delaware Certificate of Merger, and the Nevada Articles of Merger are included as exhibits to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 3.1	Delaware Certificate of Incorporation for PSM Holdings, Inc.
Exhibit 3.2	Bylaws for PSM Holdings, Inc.
Exhibit 3.3	Delaware Certificate of Merger
Exhibit 3.4	Nevada Articles of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSM Holdings, Inc.

Date: December 30, 2011	By	/s/ Ron Hanna
Ron Hanna, President